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                                                                   Exhibit 23. 2


              Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3) and related Prospectus of Precision Auto Care, Inc. for the registration of 4,032,723 shares of its common stock and to the incorporation by reference therein of our report dated September 8, 2000, except for Note 15, as to which the date is October 11, 2000, included in the Annual Report on Form 10-K of Precision Auto Care, Inc. for the year ended June 30, 2001, with respect to the consolidated financial statements and schedule of Precision Auto Care, Inc. for the years ended June 30, 2000 and 1999, as amended, included in its Form 10-K/A for the year ended June 30, 2001, filed with the Securities and Exchange Commission.

                                                               Ernst & Young LLP


February 8, 2002
McLean, Virginia